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                       HUTCHINSON TECHNOLOGY INCORPORATED
                         STATEMENT REGARDING COMPUTATION
                   OF NET INCOME (LOSS) PER SHARE - UNAUDITED
                      (In thousands, except per share data)
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                                                   Thirteen Weeks Ended                   Thirty-Nine Weeks Ended
                                           ---------------------------------       ----------------------------------
                                               June 25,            June 26,            June 25,            June 26,
                                                 1995                1994                1995                1994
                                           -------------       -------------       -------------        -------------
NET INCOME                                       $5,988              $2,308             $12,417              $1,771
                                           -------------       -------------       -------------        -------------
                                           -------------       -------------       -------------        -------------
NET INCOME PER SHARE -
PRIMARY:

Weighted average common
 shares outstanding                               5,352               5,333               5,341               5,332

Dilutive effect of stock options
 outstanding after application
 of treasury stock method                           140                 122                 117                 115
                                           -------------       -------------       -------------        -------------
                                                  5,492               5,455               5,458               5,447
                                           -------------       -------------       -------------        -------------
                                           -------------       -------------       -------------        -------------

PRIMARY
NET INCOME PER SHARE                              $1.09               $0.42               $2.28               $0.33
                                           -------------       -------------       -------------        -------------
                                           -------------       -------------       -------------        -------------

NET INCOME PER SHARE -
FULLY DILUTED:

Weighted average common
 shares outstanding                               5,352               5,333               5,341               5,332

Dilutive effect of stock options
 outstanding after application
 of treasury stock method                           176                 122                 175                 115
                                           -------------       -------------       -------------        -------------
                                                  5,528               5,455               5,516               5,447
                                           -------------       -------------       -------------        -------------
                                           -------------       -------------       -------------        -------------

FULLY DILUTED
NET INCOME PER SHARE                              $1.08               $0.42               $2.25               $0.33
                                           -------------       -------------       -------------        -------------
                                           -------------       -------------       -------------        -------------


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